Exhibit 10

CHINACAST EDUCATION CORPORATION

Room 701A, Building A, Golden Eagle Mansion, 80 Hanxiao Road

Pudong, Shanghai 200437 China

May 24, 2012

MRMP Managers LLC

c/o R. Stephens

SD Trust Co. LLC

201 S. Phillips Ave.

Sioux Falls, SD 57104

Attention: Ned Sherwood

Dear Sir(s):

We refer to our recent conversation with staff of The NASDAQ Stock Market LLC (the “NASDAQ Staff”) regarding the 120,000 warrants (the “Warrants”) issuable by us to you, MRMP Managers LLC, in accordance with the terms of the Notes and Warrants Purchase Agreement, dated as of April 10, 2012, and the Borrowing Notice and Acknowledgment (the “Borrowing Notice”), dated as of May 18, 2012, each by and between us, you and the other parties thereto.

With respect to the Warrants, the NASDAQ Staff has taken the position that you are an “Affiliated Entity” of director Ned Sherwood, and thus, we are required to obtain shareholder approval prior to issuing to you, in a private placement, securities exercisable for common stock at a price less than market value. Based on the consolidated closing bid price on March 30, 2012, before trading in the Company’s stock was halted, the market value of the Company’s common stock is $4.24 per share. Accordingly, as long as the undersigned company’s common stock remains listed in NASDAQ, you shall not exercise any of the Warrants at $1.00 per share until we obtain the shareholder approval required to issue the Warrants to you at the $1.00 exercise price provided for under the Borrowing Notice. To the extent you decide to exercise any of your Warrants before such shareholder approval is obtained, you agree to do so at an exercise price of $4.24 per share of the Company’s common stock (as adjusted for any anti-dilution protections under the terms of the Warrants). We agree to include, in the proxy statement for our next shareholders’ meeting, a request for shareholders to approve and ratify the issuance of the Warrants to you at the $1.00 exercise price provided for under the Borrowing Notice, and we agree to use our reasonable best efforts to obtain such approval.

Yours truly,

ChinaCast Education Corporation

By:	/s/ Derek Feng
Name: Derek Feng Title: Chief Executive Officer

Agreed to and acknowledged by:

MRMP Managers LLC

By: /s/ Ned L. Sherwood Name: Ned L. Sherwood Title: Chief Investment Officer